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                              EXHIBIT 21.1

                             SUBSIDIARIES OF

                    WATSON WYATT & COMPANY HOLDINGS

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                                                           Jurisdiction of                 Name(s) Under Which
                                                           Incorporation/                  Such Subsidiary Does
Subsidiary Name                                            Organization                    Business (if different)*
---------------                                            ----------------                -----------------------
Watson Wyatt Argentina S.A.                                Argentina
Watson Wyatt Australia Pty Ltd                             Australia
Wycomp Pty Ltd                                             Australia
Watson Wyatt S.A.                                          Belgium
G&H Consulting Actuaries B.V.                              Belgium
Watson Wyatt Brasil Ltda.                                  Brazil
Watson Wyatt Company Limited                               Canada
Watson Wyatt Consultancy (Shanghai) Ltd.                   China
Watson Wyatt Colombia S.A.                                 Colombia
Watson Wyatt S.A.R.L.                                      France
Watson Wyatt GmbH                                          Germany
Wyatt Bode Grabner GmbH                                    Germany
Watson Wyatt International Pension Trustees Ltd.           Guernsey, Channel Islands
Watson Wyatt Hong Kong Limited                             Hong Kong
Waston Wyatt Systems Ltd.                                  Hong Kong
Watson Wyatt India Private Limited                         India
P.T. Watson Wyatt Purbajaga                                Indonesia
Watson Wyatt ISSO s.r.l.                                   Italy
Watson Wyatt K.K.                                          Japan
Watson Wyatt (Malaysia) Sdn. Bhd.                          Malaysia
Watson Wyatt Holdings (Mauritius) Limited                  Mauritius
Wyatt Internacional, S.A. de C.V.                          Mexico
Watson Wyatt Mexico, S.A. de C.V.                          Mexico
Watson Wyatt B.V.                                          Netherlands
Watson Wyatt European Region B.V.                          Netherlands
Watson Wyatt New Zealand Limited                           New Zealand
Retirement Planning Seminars (NZ) Limited                  New Zealand
Retirement Trustees NZ Limited                             New Zealand
Watson Wyatt Philippines, Inc.                             Philippines
Watson Wyatt Puerto Rico, Inc.                             Puerto Rico
Watson Wyatt Singapore Pte. Ltd.                           Singapore
Watson Wyatt de Espana, S.A.                               Spain
Watson Wyatt A.B.                                          Sweden
Watson Wyatt AG                                            Switzerland
Watson Wyatt (Thailand) Ltd.                               Thailand
Graham & Company Limited                                   U.K.
PCL (1991) Limited                                         U.K.
PCL Limited                                                U.K.
The Wyatt Company (UK) Limited                             U.K.
The Wyatt Company Holdings Limited                         U.K.
Watson Wyatt Holdings (Europe) Limited                     U.K.
Watson Wyatt Limited                                       U.K.
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
Wyatt Financial Services Limited                           U.K.
Wyatt Pension Plan Trustee Limited                         U.K.
Watson Wyatt & Company                                     U.S. Delaware
WW Merger Subsidiary, Inc.                                 U.S. Delaware
Watson Wyatt Investment Consulting, Inc.                   U.S. Delaware
Wyatt Data Services, Inc.                                  U.S. Delaware
Watson Wyatt International, Inc.                           U.S. Nevada
Watson Wyatt & Company II                                  U.S. Nevada
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* All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.